SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               MARKEL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                 [MARKEL LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF MARKEL CORPORATION:

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Markel Corporation (the "Company") will be held at the Jefferson Hotel, Franklin & Adams Streets, Richmond, Virginia, on Tuesday, May 13, 1997, starting at 4:30 p.m.

     The purposes for which the meeting is being held are:

     1. To elect a Board of Directors consisting of eight persons to serve for the ensuing year;

     2. To ratify or reject the selection by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting.

     It is important that your shares be represented and voted. Shareholders, whether or not they expect to attend the meeting in person, are requested to date, sign and return the accompanying proxy card in the envelope provided, on which no postage is needed if mailed in the United States.

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 is being mailed to you with this Notice and the Proxy Statement.

     You are cordially invited to attend the meeting.

                                          By Order of the Board of Directors
                                          Leslie A. Grandis
                                          SECRETARY

April 7, 1997

                                 [MARKEL LOGO]

                                 4551 Cox Road
                           Glen Allen, Virginia 23060
                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997
                            ------------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Markel Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held May 13, 1997, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. This Proxy Statement and the related form of proxy are first being mailed to the shareholders of the Company on or about April 7, 1997. The Board of Directors has fixed the close of business on March 28, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. Each holder of record of the Company's Common Stock, no par value (the "Common Stock"), on the record date will be entitled to one vote for each share then registered in his or her name with respect to each matter properly brought before the meeting. As of the close of business on the record date, 5,478,745 shares of Common Stock were outstanding and entitled to vote at the meeting.

     If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail or by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. The Company reserves the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.

     The shares represented by all properly executed proxies received by the Secretary of the Company and not revoked as herein provided will be voted as set forth herein, unless the shareholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the secretary of the meeting) or by attending the meeting and voting in person.

April 7, 1997

                             PRINCIPAL SHAREHOLDERS

     The following table and footnotes set forth information with respect to beneficial ownership of equity securities of the Company as of January 31, 1997, by (i) each director; (ii) each executive officer named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

                                                                    AMOUNT AND NATURE OF
                                                                    BENEFICIAL OWNERSHIP
                                                                   ----------------------
                                                                     COMMON
                             NAME                                    STOCK        PERCENT
                             ----                                  ----------     -------
Anthony F. Markel..............................................      416,153(a)       7.60%
  4551 Cox Road
    Glen Allen, VA 23060

Gary L. Markel.................................................      357,784(b)       6.55%
  9700 Ninth Street North
    St. Petersburg, FL 33702

Steven A. Markel...............................................      499,315(c)       9.11%
  4551 Cox Road
    Glen Allen, VA 23060

Alan I. Kirshner...............................................      157,134(d)       2.87%

Leslie A. Grandis..............................................       15,600(e)       *

Stewart M. Kasen...............................................        8,979(f)       *

Darrell D. Martin..............................................       76,099(g)       1.39%

V. Prem Watsa..................................................        6,000(h)       *

All directors and executive officers as a group................    1,537,064(i)      27.64%

Oak Value Capital Management, Inc. ............................      316,585(j)       5.80%
  3100 Tower Boulevard, Suite 800
    Durham, NC 27707

---------------

     * Less than 1% of class.

     (a) Includes 13,350 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1997. Includes 600 shares held as trustee for the benefit of Mr. Anthony F. Markel's children. Excludes 6,000 shares held by Mr. Markel's wife as to which shares he disclaims beneficial ownership.

     (b) Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1997. Excludes 24,175 shares held as co-trustee for the benefit of Mr. Anthony F. Markel's children as to which he disclaims beneficial ownership. Includes 351,784 shares held by the Markel Family Limited Partnership, Bank of America Plaza, Suite 1100, South Fourth Street, Las Vegas, Nevada 89101. Gary Markel is the sole general partner of, and holder of 99.9% of the beneficial interests in, the Markel Family Limited Partnership.

     (c) Includes 19,390 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1997. Excludes 96,726 shares held as co-trustee for the benefit of the Lewis C. Markel Residuary Trust as to which he disclaims beneficial ownership. Excludes 26,000 shares held as co-trustee for the benefit of Mr. Kirshner's children as to which he disclaims beneficial ownership. Excludes 24,175 shares held as co-trustee for the benefit of Mr. Anthony F. Markel's children as to which he disclaims beneficial ownership. Includes 1,800 shares owned by Mr. Steven A. Markel's minor children.

     (d) Includes 18,000 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1997. Excludes 181 shares held by Mr. Kirshner's wife as to which he disclaims beneficial ownership.

     (e) Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1997. Excludes 400 shares held by Mr. Grandis' wife and 600 shares held by Mr. Grandis' children as to which shares he disclaims beneficial ownership.

     (f) Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1997.

     (g) Includes 26,000 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1997.

     (h) Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1996.

     (i) Includes 100,740 shares represented by options granted under the Company's 1986 Stock Option Plan and the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1996. Excludes 154,082 shares as to which beneficial ownership is disclaimed.

     (j) According to a report on Schedule 13G filed by Oak Value Capital Managment, Inc., on February 5, 1997.

                             ELECTION OF DIRECTORS

NOMINEES

     A board of eight directors is to be elected at the meeting to serve until the next annual meeting of shareholders and the election and qualification of their successors. The Company's Board of Directors presently consists of the eight directors who are named below as nominees, all of whom were elected at the last annual meeting of shareholders.

     Each of the nominees has consented to his being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the table on the following page with respect to his age as of January 31, 1997 and his principal occupation or employment.

     It is expected that each of the nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason (which event is not now anticipated), the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.

     Shareholders may withhold authority to vote for any of the nominees on the accompanying proxy. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority. Abstentions and broker non-votes will count towards a quorum but will have no effect on any action taken at the meeting.

                                 NAME, AGE, POSITIONS WITH THE COMPANY
                                    OR PRINCIPAL OCCUPATION FOR PAST                                       DIRECTOR
                                   FIVE YEARS, AND OTHER INFORMATION                                         SINCE
                                 -------------------------------------                                     ---------
ALAN I. KIRSHNER, 61                                                                                         1978
  Chairman of the Board of Directors and Chief Executive Officer since September 1986. President from
  1979 to March 1992.

ANTHONY F. MARKEL, 54                                                                                        1978
  President and Chief Operating Officer since March 1992. Executive Vice President from 1979 to March
  1992. Director of Open Plan Systems, Inc.

STEVEN A. MARKEL, 48                                                                                         1978
  Vice Chairman since March 1992. Treasurer from October 1986 to August 1993. Executive Vice President from October 1986 to March 1992. Director of Fairfax Financial Holdings Limited; Lindsey Morden Group
  Inc.; AVEMCO Corporation; S&K Famous Brands, Inc.

DARRELL D. MARTIN, 48                                                                                        1991
  Executive Vice President and Chief Financial Officer since March 1992. Chief Financial Officer since
  1988.

LESLIE A. GRANDIS, 52                                                                                        1987
  Secretary since February 1989. Partner, McGuire, Woods, Battle & Boothe, LLP, Richmond, Virginia,
  attorneys-at-law, since 1974. Director of Cornerstone Realty Income Trust, Inc.; CSX Trade Receivables
  Corporation.

STEWART M. KASEN, 57                                                                                         1987
  Private Investor; Chairman from January 1994 and President and Chief Executive Officer, Best Products
  Co., Inc., Richmond, Virginia from June 1991 to April 1996; Director of Factory Card Outlet Corp.;
  O'Sullivan Industries Holdings, Inc.; The Bibb Co. Best Products Co., Inc. filed a petition in bankruptcy on September 24, 1996.

GARY L. MARKEL, 50                                                                                           1978
  President, Gary Markel & Associates, Inc., Tampa, Florida, an independent insurance agency since
  December 1984. President, Gary Markel Safety Services, Inc., an independent loss control service company since May 1985. President, Gary Markel Surplus Lines Brokerage, Inc.

V. PREM WATSA, 46                                                                                            1987
  Partner, Hamblin, Watsa Investment Counsel Limited, Toronto, Canada, investment advisors, since
  September 1984. Chairman and Chief Executive Officer, Fairfax Financial Holdings Limited, Toronto,
  Canada, since September 1985. Director of Fairfax Financial Holdings Limited; Lindsey Morden Group
  Inc.; FCA International.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Compensation Committee and an Audit Committee. The Company does not have a nominating committee.

     Messrs. Grandis, Kasen and Watsa are members of the Audit Committee of which Mr. Watsa is Chairman. The Audit Committee has responsibility for recommending to the Board of Directors the firm of independent auditors to be engaged by the Company; reviewing with the Company's independent auditors the scope and results of their audits and their independence with respect thereto; reviewing with the independent auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing the adequacy of the Company's accounting and financial controls.

     During 1996 the Board of Directors held four regular meetings. There were two meetings of the Audit Committee and one meeting of the Compensation Committee during 1996.

COMPENSATION OF DIRECTORS

     Each non-employee director received for services as a director during 1996 an annual fee of $10,000, plus $1,250 for each regular director's meeting attended and reimbursement of expenses incurred in connection with attending meetings. Non-employee directors are also eligible to participate, up to the total amount of fees received by the director, in the Company's Employee Stock Purchase and Bonus Plan (the "Stock Plan"). Under this plan amounts specified by a director are withheld from a director's fees and forwarded to an independent administrator who purchases shares of the Company's Common Stock on behalf of the director participant. In addition the Company provides a "bonus" of one share for every ten share net increase in shares owned under the plan in a calendar year. No non-employee director participated in this plan during 1996.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company maintains a Stock Option Plan for Non-Employee Directors (the "Directors Plan") which provides for one-time automatic awards to existing and future directors (who are not employees of the Company) of options to purchase 6,000 shares of the Company's Common Stock. The purpose of the Directors Plan is to attract and retain the services of experienced and qualified outside directors of the Company who are not eligible to participate in the Company's employee benefit plans in a way that enhances the identification of directors' interests with those of the shareholders. The grantees of options under the Directors Plan are not entitled to receive option grants under the Company's 1986 Stock Option Plan. Presently, four persons are eligible to participate in the Directors Plan. No options were granted pursuant to the Directors Plan during the fiscal year ended December 31, 1996.

FAMILY RELATIONSHIPS

     Anthony and Gary Markel are brothers, and Steven Markel is their first cousin.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Anthony Markel inadvertently failed to timely file a report on Form 4 with respect to a sale of 200 shares, in January 1997, by a trust for which he serves as trustee and he also inadvertently failed to timely file a report on Form 5 with respect to a gift made in December 1996.

     Anthony Markel and Gary Markel serve as trustees for a family trust created under the will of their father. In December 1996 the trust received a distribution of 150 shares of Markel common stock which, under applicable rules, should have been included on a Form 4 or Form 5 filing for each of Anthony and Gary Markel. Due to oversight these filings were not timely made.

                             EXECUTIVE COMPENSATION

     The following table provides compensation information for the Company's Chief Executive Officer and all other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                              ANNUAL COMPENSATION(1)               ------------
        NAME AND                    -------------------------------------------     SECURITIES
        PRINCIPAL                    SALARY                    OTHER ANNUAL         UNDERLYING          ALL OTHER
        POSITION            YEAR       ($)      BONUS ($)   COMPENSATION ($)(2)    OPTIONS (#)     COMPENSATION ($)(3)
        ---------           -----   ---------   ---------   -------------------    ------------    -------------------
Alan I. Kirshner            1996    $310,000    $248,000              --                 --            $107,153
Chairman and                1995    $310,000    $558,000         $    --                 --            $ 99,963
CEO                         1994    $297,500    $ 93,000              --                 --            $ 91,364

Anthony F. Markel           1996    $310,000    $248,000              --                 --            $ 75,135
President                   1995    $310,000    $558,000         $    --                 --            $ 70,403
and COO                     1994    $297,500    $ 93,000         $   106             18,000            $ 64,710

Steven A. Markel            1996    $310,000    $248,000              --                 --            $ 59,155
Vice Chairman               1995    $310,000    $558,000         $    --                 --            $ 55,650
                            1994    $297,500    $ 93,000         $13,173             18,000            $ 51,434

Darrell D. Martin           1996    $221,000    $176,800              --                 --            $ 36,610
Executive Vice              1995    $221,000    $397,800         $    --                 --            $ 36,684
President & CFO             1994    $212,000    $ 66,300              --             10,000            $ 18,090

---------------

     (1) In accordance with applicable rules of the Securities and Exchange Commission, this table excludes all amounts paid under group life, health, hospitalization, medical reimbursement and relocation plans which do not discriminate in scope, terms or operation in favor of executive officers or directors. This table also excludes the value of perquisites because they do not exceed the lesser of $50,000 or 10% of salary and bonus for any executive officer.

     (2) Amounts shown in this column represent reimbursements for taxes related to certain option exercises and for which the Company received a tax deduction.

     (3) Amounts shown in this column represent the Company's contributions under the Company's Retirement Savings (401k) Plan in the amount of $13,500 for each executive. In the case of Messrs. Kirshner and Anthony and Steven Markel, the amounts shown also include accruals of $93,653 for Mr. Kirshner, $61,635 for Anthony Markel and $45,655 for Steven Markel pursuant to Employment Agreements which provide for supplemental retirement benefits and earnings thereon. Also includes for Mr. Martin $23,110, representing the difference between the interest rate charged on the loan made to Mr. Martin under the 1995 Loan Program (See "Certain Transactions" below) and 120% of the applicable federal long-term rate at the time the loan was made (a rate presumed for certain purposes under Securities and Exchange Commission regulations to be a maximum market rate). In accordance with applicable rules the information in this footnote relates only to 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Messrs. Kasen, Gary Markel and Watsa are members of the Compensation Committee of which Mr. Kasen is Chairman. The Compensation Committee has responsibility for establishing and reviewing the compensation of executive officers, administering the 1986 Stock Option Plan and administering the 1993 Incentive Stock Plan.

     The Company's compensation packages for its executive officers for 1996 consisted of base salary, annual performance based bonuses and contributions to retirement plans.

     In general, base salary levels are set at the minimum levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company's compensation structure. Effective as of March 3, 1997, annual base salaries are $341,000 for each of Messrs. Kirshner and Anthony and Steven Markel and $250,000 for Mr. Martin. In establishing these salaries the Committee considered the fact that executive salaries had not been adjusted since November, 1994, the annual rate of inflation and the Company's improvement in earnings from core operations. In establishing salaries, including Mr. Kirshner's salary as Chief Executive Officer, the Committee also considers years of service, level of experience and areas of responsibility.

     In addition to base salary, the Company has approved a bonus plan for executives in which cash bonuses are paid based on increases in the book value of the Company's Common Stock (the "Executive Bonus Plan"). The Committee believes that consistent increases in book value will enhance the value of the Company and will, over time, result in higher stock prices.

                       BONUS PLAN FOR EXECUTIVE OFFICERS

     Under the Executive Bonus Plan, executive bonuses, expressed as a percentage of base salary, are awarded based on a five year average of the compound growth in book value per share of Common Stock and Common Stock equivalents. Growth in book value for these purposes excludes, in the year of an applicable transaction, the impact of the issuance or redemption of capital shares and is adjusted for changes in accounting principles which affect shareholders' equity.

     The table below shows the level of bonus which will be paid under the Executive Bonus Plan for 1997 if goals for increased book value are met. The Committee will also retain discretionary authority to award bonuses outside the Plan to reward superior performance as determined by the Committee.

            FIVE YEAR AVERAGE
             COMPOUND GROWTH
              IN BOOK VALUE                    BONUS AS % OF
                PER SHARE                       BASE SALARY
            ------------------                 --------------
                   15%                               0%
                   16%                              10%
                   17%                              20%
                   18%                              30%
                   19%                              40%
                   20%                              50%
                   21%                              60%
                   22%                              70%
                   23%                              80%
                   24%                              90%
                   25%                              100%
                   26%+                        Discretionary

     The five year average compound growth in book value per share for 1996 was 23% and accordingly a bonus of 80% of base salary was earned under the Plan. Amounts paid as bonus for 1996 are included in the Summary Compensation Table.

     The Committee has not historically made annual stock option grants to executive officers, but instead has attempted to equalize grants to persons holding similar positions of responsibility within the Company and has made grants from time to time to attract new officers. During 1994 options for 18,000 shares were granted to each of Messrs. Anthony and Steven Markel to replace options, which, because of IRS regulations were limited to a five-year term and which would have expired if not exercised in 1994. The options issued during 1994 also have five-year terms. In addition, during 1994 the Committee awarded options for 10,000 shares to Mr. Martin, the Company's Executive Vice President and Chief Financial Officer. The Committee made this award in an effort to equalize grants as described above and in recognition of Mr. Martin's performance during 1994.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1,000,000 limit on the amount of compensation that will be deductible by the Company with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers. Performance based compensation that meets certain requirements will not be subject to the deduction limit. The Committee, with the assistance of the Company's legal counsel, has reviewed the impact of Section 162(m) on the Company and believes it is unlikely that the compensation paid to any executive officer during the fiscal year ending December 31, 1997 will exceed the limit. The Committee will continue to monitor the impact of the Section 162(m) limit and will attempt to avoid loss of tax deductions in future years as long as doing so is consistent with the Committee's objectives for management compensation.

                             COMPENSATION COMMITTEE

                Stewart M. Kasen, Gary L. Markel, V. Prem Watsa

PERFORMANCE GRAPH

     The following graph compares the cumulative total return (based on share price) on the Company's Common Stock with the cumulative total return of companies included in the NASDAQ US Companies Index and the Dow Jones Property and Casualty Insurance Companies Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS*




                                  [GRAPH HERE]


                                                           Cumulative Total Return
                                           -------------------------------------------------------
                                           12/91     12/92     12/93     12/94     12/95     12/96
Markel Corp                        MAKL     100       142        178      189       343       409
NASDAQ STOCK MARKET-US             INAS     100       116        134      131       185       227
DJ INSURANCE-PROPERTY & CASUALTY   IINP     100       122        123      129       182       219

*$100 invested on 12/31/91 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. Kirshner and Messrs. Anthony and Steven Markel which provide for the employment of those individuals as executive officers. Each agreement has an initial term of one year and is automatically renewed for additional terms of one year unless either party gives 60 days notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive's employment without cause. The agreements provide for a base annual salary, currently $341,000 for Messrs. Kirshner and Anthony and Steven Markel. Each executive has agreed to preserve the confidentiality of the Company's proprietary data and has also agreed not to compete with the Company for a period of two years following termination. In the event of an executive's death or disability, the Company will continue to pay base salary and benefits for twelve months. In the event the agreement is terminated by the Company for cause or voluntarily by the executive, the Company's obligations under the agreement will terminate. In the event the agreement is terminated by the Company without cause, the Company will pay the executive his base salary for twenty-four months from the date of termination. The agreements also provide for annual salary reviews, bonuses by the Board of Directors and certain additional benefits.

     The employment agreements also provide each executive with a supplemental retirement benefit pursuant to which the Company will set aside annually an amount equal to between 8% and 16% of the executive's base salary plus interest at the rate of 8% per annum on the amount set aside from the date of each installment of base salary. The supplemental retirement benefit is payable to the executive on the earliest of termination of the employment agreement, retirement or death. Amounts accrued for the year ended December 31, 1996 are included in the Summary Compensation Table in the All Other Compensation column.

     The Company has entered into a similar employment agreement with Mr. Martin at a current base annual salary of $250,000. The agreement with Mr. Martin does not provide for salary continuation in the event of termination due to death or for supplemental retirement benefits.

CERTAIN TRANSACTIONS

     The Company loaned Mr. Martin $518,500 during 1992 to facilitate his purchase of 20,000 shares of the Company's Common Stock.

     During 1995 the Company offered a loan program to all employees to facilitate the purchase of shares of the Company's Common Stock (the "1995 Loan Program"). As part of that program the Company offered to refinance 31 then existing stock related loans with the Company. Mr. Martin participated in the program and purchased an additional 3,257 shares of the Company's Common Stock, borrowing an additional $228,791 from the Company for this purpose. The Company also awarded bonus shares at the rate of one bonus share for every 20 shares purchased in connection with the program.

     All loans made under the 1995 Loan Program (including the portion that was refinanced) bore no interest from September 1, 1995 to March 31, 1996; bear interest at 3% from April 1, 1996 through March 31, 1999 and bear interest at the then Prime Rate plus 1% from April 1, 1999 until March 31, 2006 at which time any remaining principal and interest will be due and payable. The unsecured loans are full recourse and are partially amortizing until March 31, 1999 at which time the payments are adjusted to fully amortize principal and interest by March 31, 2006. The loan may be prepaid at any time, must be repaid in the event of an employee's termination, and the interest rate and payment terms are adjusted to terms comparable to market rates and terms in the event an employee sells or pledges the shares purchased pursuant to the loan program (including bonus shares awarded in connection with the program) without the Company's prior consent. The largest aggregate amount outstanding during 1996 on Mr. Martin's loan was $654,287.

     McGuire, Woods, Battle & Boothe, L.L.P., of which Leslie A. Grandis is a partner, provides legal services to the Company.

STOCK PLANS FOR EMPLOYEES

     The Company has in effect the 1986 Stock Option Plan which expired on November 3, 1996, and the 1993 Incentive Stock Plan under which a total of 510,000 and 100,000 shares of Common Stock, respectively, were reserved for issuance to employees of the Company and its consolidated or unconsolidated subsidiaries.

     The following table provides information, as of December 31, 1996, concerning options held by the individuals included in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                 IN-THE-MONEY
                         SHARES                              OPTIONS AT FY-END (#)            OPTIONS AT FY-END ($)(2)
                      ACQUIRED ON          VALUE         -----------------------------     -----------------------------
       NAME           EXERCISE (#)     REALIZED ($)(1)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
       ----           ------------     -------------     -----------     -------------     -----------     -------------
Alan I. Kirshner             --                 --          18,000               --          1,306,890             --
Anthony F. Markel        24,000          1,424,870          13,350            4,650            617,453        198,555
Steven A. Markel         17,960          1,070,060          19,390            4,650            986,617        198,555
Darrell D. Martin            --                 --          26,000            8,000          1,911,500        386,000

---------------
(1) Difference between fair market value and exercise price on date of exercise.
(2) Difference between fair market value and exercise price at fiscal year end.

     No new options were granted to Executive Officers during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted earlier, the Members of the Compensation Committee are Messrs. Kasen, Watsa and Gary Markel. Hamblin, Watsa Investment Counsel Limited ("Hamblin, Watsa"), an investment advisory firm in Toronto, Canada, of which V. Prem Watsa is a partner, provides investment advisory services to the Company and several of its subsidiaries. The investment advisory agreements may be terminated by either party on thirty days' notice. Hamblin, Watsa was paid approximately $674,000 by the Company and its consolidated subsidiaries for services during 1996.

     Gary Markel & Associates, Inc. and Gary Markel Surplus Lines Brokerage, Inc., entities owned by Gary L. Markel, place insurance with the Company. During 1996, the Company paid approximately $467,000 in commissions on premium volume placed by entities owned by Gary Markel.

     Steven A. Markel is a director of Fairfax Financial Holdings Limited ("Fairfax") and, as a member of such Board, participates in establishing the compensation of Mr. Watsa, who is an executive officer of Fairfax.

                             SELECTION OF AUDITORS

     KPMG Peat Marwick LLP, independent certified public accountants, has been selected by the Board of Directors as independent auditors of the Company for the current fiscal year, subject to ratification or rejection by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from the shareholders. In the event the shareholders do not ratify the selection of KPMG Peat Marwick LLP the selection of other independent auditors will be considered by the Board of Directors.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

                     SHAREHOLDER PROPOSALS FOR NEXT MEETING

     Any shareholder desiring to make a proposal to be acted upon at the next Annual Meeting of Shareholders must present the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than December 4, 1997 in order for the proposal to be included in the Company's proxy materials. Any such proposal should meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                                          By order of the Board of Directors
                                          Leslie A. Grandis
                                          SECRETARY

April 7, 1997

APPENDIX - FORM OF PROXY


MARKEL CORPORATION  ANNUAL MEETING TO BE HELD ON 05/13/97                                                    MARKEL CORPORATION
FOR HOLDERS AS OF 03/28/97                                                                                             05/13/97
                                                                                                                      2 ITEM(S)
                                                                                                                       SHARE(S)


CUSIP: 570535104                                                                                               DIRECTORS
                                                                                                      (MARK "X" FOR ONLY ONE BOX)

                                                                                                      [ ] FOR ALL NOMINEES
                                  CONTROL NO.
DIRECTORS
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS                                   [ ] WITHHOLD ALL NOMINEES

1-  01-ALAN I. KIRSHER, 02-ANTHONY F. MARKEL, 03-DARRELL D. MARTIN, 04-STEVEN A. MARKEL
     05-LESLIE A. GRANDIS, 06-STEWART M. KASEN, 07-GARY L. MARKEL, 08-V.PREM WATSA                    [ ] WITHHOLD AUTHORITY TO
                                                                                                          VOTE FOR ANY INDIVIDUAL
                                                                                                          NOMINEE. WRITE NUMBER(S)
                                                                                                          OF NOMINEE(S) BELOW.

                                                                                                          USE NUMBER ONLY___________

PROPOSAL(S)                                                                           DIRECTORS
                                                                                      RECOMMEND       FOR      AGAINST     ABSTAIN
                                                                                         FOR
                                                                                                      [ ]        [ ]         [ ]

2-   TO RATIFY OR REJECT THE SELECTION BY THE BOARD OF DIRECTORS OF
     KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
     THE YEAR ENDING DECEMBER 31, 1997.
                                                                                                     PLEASE INDICATE YOUR
                                                                                                     PROPOSAL SELECTION BY FIRMLY
                                                                                                     PLACING AN "x" IN THE APPROPRI-
                                                                                                     ATE NUMBERED BOX WITH BLUE
                                                                                                     OR BLACK INK ONLY

       *NOTE* PROXIES ALAN I. KIRSHER, ANTHONY F. MARKEL AND STEVEN A. MARKEL.

              (EACH WITH POWER TO ACT ALONE).

       *NOTE* CONTINUED ON REVERSE SIDE.

                                                                                                      SIGNATURE    SIGNATURE    DATE


PROXY FORM
                                                                                                      PROXY FORM

                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

    The undersigned hereby appoint(s) the individuals listed on the reverse side, and each of them, attorney, agent, and proxy of the undersigned, with full power of substitution, to vote all shares of stock of the Company that the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

    This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the director recommendations indicated on the reverse side, and according to the discretion of the proxy holders on any other matters that properly come before the meeting or any postponement or adjournment thereof.

    Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                Continued and to be voted and signed on reverse.

Fold and Detach Here   Please ensure you fold then detach and retain this     Fold and Detach Here
                                 portion of the Proxy Form